UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549
SCHEDULE 14A
(Rule 14a-101)
INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (the “Exchange Act”)

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:
☐	Preliminary Proxy Statement	☐	Confidential, for Use of the
☒	Definitive Proxy Statement		Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

PALM HARBOR HOMES, INC.

(Name of Registrant as Specified in Its Charter)

Not Applicable

(Name of Person(s) Filing Proxy Statement if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):
☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid: $

☐	Fee paid previously with preliminary materials.
☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

(1)	Amount previously paid:

(2)	Form, Schedule or Registration Statement no.:

(3)	Filing Party:

(4)	Date Filed:

PROPOSAL ONE: ELECTION OF DIRECTORS
GOVERNANCE OF THE COMPANY
REPORT OF THE COMPENSATION COMMITTEE
REPORT OF THE AUDIT COMMITTEE
SHARE OWNERSHIP OF PRINCIPAL SHAREHOLDERS, DIRECTORS AND MANAGEMENT
EXECUTIVE OFFICERS
PERFORMANCE GRAPH
PROPOSAL TWO: RATIFICATION OF INDEPENDENT AUDITORS
OTHER MATTERS
SHAREHOLDER PROPOSALS
ANNUAL REPORT

PALM HARBOR HOMES, INC.
NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
July 28, 2004

To Our Shareholders:

     You are invited to attend the annual meeting of shareholders of Palm Harbor Homes, Inc. which will be held at the Company’s headquarters, 15303 Dallas Parkway, Suite 800, Addison, Texas, on July 28, 2004, at 10:00 a.m., Dallas time. The purpose of the meeting is to vote on the following proposals:

Proposal 1:	To elect eight directors to serve for a one year term, or until their successors are duly elected and qualified.

Proposal 2:	To ratify the selection of Ernst & Young LLP as independent auditors for the fiscal year ending March 25, 2005.

Proposal 3:	To take action upon any other business that may properly be brought before the annual meeting.

     The board of directors has fixed the close of business on June 3, 2004 as the record date for determining shareholders entitled to receive notice of and to vote at the annual meeting. A form of proxy card and a copy of our Annual Report to Shareholders for the fiscal year ended March 26, 2004 are enclosed with this notice of annual meeting and proxy statement.

     Your vote is important. Accordingly, you are asked to vote whether or not you plan to attend the annual meeting. You may vote (i) by mail by marking, signing, dating and returning the accompanying proxy card in the postage-paid envelope we have provided, or returning it to Palm Harbor Homes, Inc. c/o AST, 59 Maiden Lane, Plaza Level, New York, New York 10273-0923, (ii) by the Internet at www.voteproxy.com, (iii) by phone by calling 1-800-776-9437 or (iv) attending the annual meeting in person. If you plan to attend the annual meeting to vote in person and your shares are registered with our transfer agent, American Stock Transfer & Trust Company, in the name of a broker or bank, you must secure a proxy from the broker or bank assigning voting rights to you for your shares.

BY ORDER OF THE BOARD OF DIRECTORS

Kelly Tacke,
Chief Financial Officer,
Vice President - Finance and Secretary

June 10, 2004
Addison, Texas

PROXY STATEMENT

ANNUAL MEETING OF SHAREHOLDERS
July 28, 2004

Palm Harbor Homes, Inc.
15303 Dallas Parkway, Suite 800
Addison, Texas 75001

     The board of directors is soliciting proxies to be used at the 2004 annual meeting of shareholders to be held at the Company’s headquarters, 15303 Dallas Parkway, Suite 800, Addison, Texas, on Wednesday, July 28, 2004, at 10:00 a.m., Dallas time. This proxy statement, accompanying proxy and annual report to shareholders for the fiscal year ended March 26, 2004 are first being mailed to shareholders on or about June 17, 2004. Although the annual report is being mailed to shareholders with this proxy statement, it does not constitute part of this proxy statement.

Who Can Vote

     Only shareholders of record as of the close of business on June 3, 2004 are entitled to notice of and to vote at the annual meeting. As of June 3, 2004, we had 22,837,462 outstanding shares of common stock, our only outstanding voting security. Each shareholder of record of our common stock on the record date is entitled to one vote on each matter properly brought before the annual meeting for each share of common stock held. If you hold shares of our common stock through any of our stock purchase or savings plans, you will receive voting instructions from the plans’ administrator. Please sign and return those instructions promptly to assure that your shares are represented at the annual meeting.

     In accordance with our bylaws, a list of shareholders entitled to vote at the annual meeting will be available at the annual meeting and for 10 days prior to the annual meeting, between the hours of 9:00 a.m. and 4:00 p.m. local time at our offices located at 15303 Dallas Parkway, Suite 800, Addison, Texas.

How You May Vote

You may vote using any of the following methods:

•	By Mail: Mark, sign, and date your proxy card and return it in the postage-paid envelope we have provided, or return it to Palm Harbor Homes, Inc., c/o AST, 59 Maiden Lane, Plaza Level, New York, New York 10273-0923. The named proxies will vote your shares according to your directions. If you submit a signed proxy card without indicating your vote, the person voting the proxy will vote your shares according to the board’s recommendation.

•	By Internet: Go to www.voteproxy.com and use the Internet to transmit your voting instructions and for electronic delivery of information up until 3:00 p.m., Dallas time, on July 27, 2004. Have your proxy card in hand when you access the web site. You will be prompted to enter your 11-digit control number that is located on your proxy card to obtain your records and to create an electronic voting instruction form.

•	By Phone: Call 1-800-776-9437 and use any touch-tone telephone to transmit your voting instructions up until 3:00 p.m., Dallas time on July 27, 2004. Have your proxy card in hand when you call. You will be prompted to enter your 11-digit control number that is located on your proxy card and then follow the simple instructions the Vote Voice provides you.

•	By Attending the Annual Meeting in Person.

     You may revoke your proxy at any time before it is exercised by:

•	Giving written notice of revocation to our Secretary, Kelly Tacke, at Palm Harbor Homes, Inc., 15303 Dallas Parkway, Suite 800, Addison, Texas 75001;

•	Timely delivering a properly executed, later-dated proxy; or

•	Voting in person at the annual meeting.

     Voting by proxy will in no way limit your right to vote at the annual meeting if you later decide to attend in person. If you hold common shares through any of our share purchase or saving plans, you will receive voting instructions. Please sign and return those instructions promptly to assure that your shares are represented at the annual meeting. If your shares are held in the name of a bank, broker or other holder of record, you must obtain a proxy, executed in your favor, to be able to vote at the annual meeting. If no direction is given and the proxy is validly executed, the shares represented by the proxy will be voted as recommended by the board of directors. The persons authorized under the proxies will vote upon any other business that may properly come before the annual meeting according to their best judgment to the same extent as the person delivering the proxy would be entitled to vote. We do not anticipate that any other matters will be raised at the annual meeting.

Required Vote

     The presence, in person or represented by proxy, of the holders of a majority of our outstanding common stock (11,418,732 shares) entitled to vote at the annual meeting is necessary to constitute a quorum at the annual meeting. However, if a quorum is not present at the annual meeting, the shareholders, present in person or represented by proxy, have the power to adjourn the annual meeting until a quorum is present or represented. Abstentions and broker “non-votes” are counted as present and entitled to vote for purposes of determining a quorum at the annual meeting. A broker “non-vote” occurs when a nominee holding common shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power with respect to that item and has not received instructions from the beneficial owner.

     A plurality of the votes duly cast is required for the election of directors (i.e., the nominees receiving the greatest number of votes will be elected). Abstentions and broker non-votes are not counted for purposes of the election of directors. All of the nominees for director, served as our directors during the fiscal year ended March 26, 2004. In order to ratify the appointment of Ernst & Young LLP as our independent auditors for the year ending March 25, 2005, the proposal must receive the favorable vote of a majority of the shares of common stock entitled to vote and represented at the annual meeting.

Cost of Proxy Solicitation

     The cost of soliciting proxies will be borne by us. Proxies may be solicited on our behalf by our directors, officers or employees in person, by telephone, facsimile or by other electronic means. They will not be separately compensated for their services. In accordance with SEC regulations and the regulations of The Nasdaq Stock Market, we will also reimburse brokerage firms and other custodians, nominees and fiduciaries for their expenses incurred in sending proxies and proxy materials to the beneficial owners of shares of our common stock and soliciting proxies from them.

PROPOSAL ONE: ELECTION OF DIRECTORS

     At the annual meeting, eight directors will be elected by the shareholders to serve until their successors have been duly elected and qualified, or until the earliest of their death, resignation or retirement.

     The persons named in the enclosed proxy will vote your shares as you specify on the enclosed proxy. If you return your properly executed proxy but fail to specify how you want your shares voted, the shares will be voted in favor of the nominees listed below. The non-employee directors have proposed the following nominees for election as directors at the annual meeting. Each of the nominees is currently a member of the board of directors.

Nominees

     Larry H. Keener, Director since 1995. Chief Executive Officer since June 1997 and President since June 1994. Chief Operating Officer from June 1994 to June 1997. Division President from June 1989 to May 1994. Director from 1980 to May 1994. Age: 54.

     Jerry D. Mallonee, Director since 2000. Retired from Arthur Andersen & Co. in December 1998 as the Tax Managing Partner of Pacific Northwest. Mr. Mallonee had been employed by Arthur Andersen from February 1967 until his retirement. Mr. Mallonee is a financial advisor for Carter Financial Management. Age: 63.

     Frederick R. Meyer, Director since 1994. Chairman of the Board of Aladdin Industries LLC since July 1985. President and Chief Executive Officer of Aladdin Industries LLC from October 1995 to May 1999 and from May 1987 to September 1994. President of Tyler Technologies, Inc. from July 1983 to December 1986. Director of SWS Group, Inc. and Westwood Holding Group. Age: 76.

     Lee Posey, Chairman of the board of directors since December 1977. Chief Executive Officer from December 1977 to June 1997. President from December 1977 to December 1993. President of Redman Industries, Inc. from 1967 to 1977. Age: 69.

     Walter D. Rosenberg, Jr., Director since 1977. Managed his personal portfolio since June 1991. Chairman of the Board and Chief Executive Officer of Duro Metal Manufacturing Company, Inc. from December 1957 to June 1991. Age: 77.

     A. Gary Shilling, Director since 1995. President of A. Gary Shilling & Co., Inc. since 1978. Senior Vice President and Chief Economist of White, Weld & Co., Inc. from 1972 to 1978. Director of Heartland Funds. Age: 67.

     William R. Thomas, Director since 1982 pursuant to an agreement among us, Capital Southwest Corporation and Capital Southwest Venture Corporation. Chairman of the Board since 1982 and President since 1980 of Capital Southwest Corporation. President of Capital Southwest Venture Corporation since 1980. Director of Alamo Group, Inc. and Encore Wire Corporation. Age: 75.

     John H. Wilson, Director since 1994. President of U.S. Equity Corporation since 1983. Director of Capital Southwest Corporation and Encore Wire Corporation. Age: 61.

     The board of directors has determined that Messrs. Mallonee, Meyer, Rosenberg, Thomas, Shilling and Wilson are “independent” as defined by the Nasdaq Stock Market Listing Standards and that Messrs. Keener and Posey are not independent because they are our employees.

     The board of directors unanimously recommends that you vote FOR the election of directors as set forth in Proposal One.

GOVERNANCE OF THE COMPANY

     Pursuant to the Florida Business Corporation Act, our articles of incorporation and our bylaws, our business, property and affairs are managed under the direction of the board of directors. During the fiscal year ended March 26, 2004, the board of directors held four meetings. No director attended less than 75% of the total number of board meetings and meetings of committees on which he served that were held while the director was a committee member. Only one of our directors did not attend our 2003 annual meeting of shareholders.

Committees of the Board of Directors

			Audit	Compensation
Name	Board		Committee	Committee
Lee Posey	x	*
Larry H. Keener	x
Walter D. Rosenberg, Jr.	x
William R. Thomas	x			x *
Frederick R. Meyer	x		x	x
John H. Wilson	x		x
A. Gary Shilling	x
Jerry D. Mallonee	x		x *

*	Chairman

     During the fiscal year ended March 26, 2004, the board of directors had two ongoing committees: an audit committee and a compensation committee. In May 2004, the board of directors created a nominating committee.

Audit Committee

     Our audit committee members are Jerry Mallonee (chairman), Fred Meyer and John Wilson, all “independent directors” as required by the Sarbanes-Oxley Act of 2002 and The Nasdaq Stock Market Listing Standards. Our board has adopted a written charter for the audit committee setting forth the duties and responsibilities of the committee. A copy of the audit committee charter is attached to this proxy statement as Appendix A.

     The audit committee assists the board with its oversight responsibilities to shareholders by monitoring (1) the quality and integrity of our financial statements; (2) the independence, qualification and performance of our independent auditors; (3) our accounting and financial reporting processes; and (4) audits of our financial statements. The committee has the responsibility for selecting our independent auditors and pre-approving audit and non-audit services. The audit committee met four times during the fiscal year ended March 26, 2004.

     Any complaint regarding accounting, internal accounting controls or auditing matters should be mailed to the Chairman of the Palm Harbor Homes Audit Committee c/o Craddock Reneker and Davis LLP, 3100 Monticello Avenue, Suite 550, Dallas, Texas 75205. Written complaints may be submitted anonymously.

Compensation Committee

     The compensation committee members are William Thomas (chairman) and Fred Meyer, both independent directors. The functions of the compensation committee include establishing the compensation of executive officers and administering management incentive compensation plans. The compensation committee met once during the fiscal year ended March 26, 2004.

Nominating Committee

     The nominating committee was formed in May 2004. The committee members are Dr. A. Gary Shilling (chairman) and Mr. Walter D. Rosenberg, Jr., both independent directors. The nominating committee has the responsibility to (1) oversee the nomination of individuals to the board; (2) identify individuals qualified to become board members and recommend such nominees; and (3) insure that the board is appropriately constituted including advising the board on matters of board membership and committee membership. The nominating committee will consider nominations made by shareholders. Shareholders should send nominations to our corporate Secretary, Kelly Tacke. Any shareholder nominations proposed for consideration by the nominating committee should include the nominee’s name and qualifications for board membership. See “Shareholder Proposals” on page 15.

     The nominating committee seeks to identify, and the board of directors selects, director candidates who (1) have significant business or public experience that is relevant and beneficial to the board of directors and the company, (2) are willing and able to make a sufficient time commitment to the company’s affairs in order to perform effectively the duties of a director, including regular attendance of board of directors meetings and committee meetings, (3) are committed to the company’s long-term growth and profitability, (4) are individuals of character and integrity, (5) are individuals with inquiring minds who are willing to speak their minds and challenge and stimulate management and (6) represent the interests of the company as a whole and not only the interests of a particular shareholder or group. The evaluation process for nominees is the same regardless of the source of the recommendation. Our nominating committee charter is attached to this proxy statement as Appendix B. To date, the nominating committee has not received a candidate recommendation from any shareholder (or group of shareholders) that owns more than five percent of our common stock.

Compensation of Directors

During the fiscal year ended March 26, 2004, our non-employee directors received compensation as follows:
Annual retainer fee	$8,000
Fee for each board meeting attended (other than telephonic)	$2,000
Fee for each committee meeting (other than those on the same day as board meeting)	$500

Communication With Directors

     Shareholders who wish to send communications to the board should address such communications to the Chairman of the Palm Harbor Homes Audit Committee c/o Craddock Reneker and Davis LLP, 3100 Monticello Avenue, Suite 550, Dallas, TX 75205. Communications to the board will be referred to Jerry Mallonee or other director specified provided that advertisements, solicitations for periodicals or other subscriptions, and similar communications generally are not forwarded to board members.

Compensation Committee Interlocks and Insider Participation

     None of our current or former executive officers served as a member of the compensation committee of our board of directors. None of our executive officers served as a director of any other entity whose executive officer served as a member of our compensation committee.

REPORT OF THE COMPENSATION COMMITTEE

     Decisions on compensation of our executive officers are made by the two member compensation committee of the board of directors. Each member of the compensation committee is an outside director. None of the members of the compensation committee has ever been our employee. The compensation committee, in consultation with the Chairman of the Board, is responsible for establishing the policies that govern compensation of executive officers and key employees at the corporate level.

     The goals of our compensation program are to attract, retain and motivate competent executive officers and key employees who have the experience and ability to contribute materially to our long-term success. Our compensation philosophy for our executive officers and key employees is predicated on base salaries which are in most instances below salaries for comparable industry positions and potential bonuses which, depending on our earnings performance in relation to pre-established base levels, may be relatively high or relatively low in comparison with bonus payments by companies of comparable size and type.

     Base salaries are determined by our compensation committee for each of the executive officers on an individual basis, taking into consideration the level of responsibility, individual contributions to our performance, length of tenure with us, compensation levels of comparable positions and internal equities among positions. In most instances, base salaries are set at subjectively-determined levels below base salaries paid to executives in similar positions in companies of comparable size in the same industry or similar industries. Bonuses are determined from year to year by the compensation committee based in part on our earnings performance and in part on the recommendation of the Chairman of the Board and the Chief Executive Officer who do not offer recommendations regarding their own compensation. The base salary of our President and the Chief Executive Officer, Larry H. Keener, was $200,000 for the fiscal year ended March 26, 2004, and is currently set at an annual rate of $200,000 for the fiscal year ending March 25, 2005. Mr. Keener’s bonus of $200,000 for the fiscal year ended March 26, 2004 was determined by the compensation committee on a discretionary basis.

     Effective March 27, 1999, the annual base salary of Lee Posey, our Chairman of the Board, was set at $400,000 for three years and $300,000 thereafter pursuant to a compensation agreement which among other things specified that Mr. Posey would provide a minimum of 100 days of service in each of the first three years of the agreement and 75 days of service during the last five years of the agreement. Mr. Posey is not a participant in the corporate bonus plan or the long-term incentive plan. The agreement has been amended to reflect that Mr. Posey shall be paid $400,000 in any year in which he provides a minimum of 100 days of service. Because of the number of days of service provided by Mr. Posey for the fiscal year ended March 26, 2004, Mr. Posey received a salary of $400,000.

     We do not have a stock option plan for our key employees and executive officers and have not had a stock option plan since our company was founded.

Compensation Committee

William R. Thomas, Chairman
Frederick R. Meyer

REPORT OF THE AUDIT COMMITTEE

     The audit committee is composed of three independent directors and operates under a written charter adopted by the board of directors. The board has determined that each committee member is independent as defined by the Sarbanes-Oxley Act of 2002 and the Nasdaq listing standards as currently in effect.

     Pursuant to the audit committee charter that has been approved by the board of directors, the audit committee will assist the board of directors in monitoring (1) the integrity of the financial statements of the company, (2) the independence, qualifications, performance of the company independent auditors, (3) the company’s accounting and financial reporting processes; and (4) audits of the company’s financial statements. Management has the primary responsibility for the financial statements and the reporting process including the systems of internal controls. The audit committee reviewed the audited annual financial statements with management including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments, and the clarity of disclosures in the financial statements.

     The audit committee reviewed the audited annual financial statements with Ernst & Young LLP, the company’s independent auditors, who are responsible for expressing an opinion on the conformity of the company’s audited financial statements with generally accepted accounting principles, their judgment as to the quality, not just the acceptability, of the company’s accounting principles and such other matters as are required to be discussed with the audit committee under generally accepted auditing standards, including the Statement on Auditing Standards withhold as amended, “Communication with Audit Committees.” The committee also discussed with management and Ernst & Young LLP the process used to support certifications by the company’s Chief Executive Officer and Chief Financial Officer that are required by the SEC and the Sarbanes-Oxley Act of 2002 to accompany the company’s periodic filings with the SEC. In discharging its oversight responsibility as to the audit process, the audit committee obtained from the independent auditors a formal written statement describing all relationships between the auditors and the company that might bear on Ernst & Young LLP’s independence consistent with Independent Standards Board Standard withhold, “Independence Discussions with Audit Committees,” discussed with the auditors any relationships that may impact their objectivity and independence and satisfied itself as to the auditors’ independence.

     The committee reviewed with Ernst & Young LLP the overall scope and plans for their audit. The committee met with the independent auditors, with and without management present, to discuss the results of their examination, their evaluations of the company’s internal controls, and the overall quality of the company’s financial reporting. The committee held four meetings relating to the fiscal 2004 audit and financial statements.

     In reliance on the reviews and discussions referred to above, the audit committee recommended to the board of directors (and the board of directors has approved) that the audited financial statements be included in the Annual Report on Form 10-K for the year ended March 26, 2004 for filing with the SEC. The audit committee, subject to shareholder ratification, recommended to the board the selection of Ernst & Young LLP as independent auditors for the fiscal year ending March 25, 2005.

     The full responsibilities of the audit committee are set forth in our charter. A copy of the audit committee charter is available on our website at www.palmharbor.com.

Audit Committee

Jerry D. Mallonee, Chairman
Frederick R. Meyer
John H. Wilson

SHARE OWNERSHIP OF PRINCIPAL SHAREHOLDERS,
DIRECTORS AND MANAGEMENT

     The following table sets forth certain information regarding the beneficial ownership of our shares of common stock as of June 3, 2004 by (1) each person known by us to own beneficially more than 5% of our outstanding common stock, (2) each current director, (3) each named executive officer, and (4) all current directors and named executive officers as a group. Unless otherwise indicated, the shares listed in the table are owned directly by the individual or entity, or by both the individual and the individual’s spouse. Except as otherwise noted, the individual or entity had sole voting and investment power as to shares shown or, in the case of the individual, the voting power is shared with the individual’s spouse.

     Certain of the shares listed below are deemed to be owned beneficially by more than one shareholder under SEC rules. Unless otherwise indicated, the address of each person listed below is c/o Palm Harbor Homes, Inc., 15303 Dallas Parkway, Suite 800, Addison, Texas 75001.

	Amount and Nature of
Name	Beneficial Ownership (1)	Percent of Class
Lee Posey	4,330,985	18.96%
Capital Southwest Corporation and Capital Southwest Venture Corporation (2)	7,855,121	34.40%
12900 Preston Road
Suite 700
Dallas, Texas 75230
Larry H. Keener (3)	425,760	1.86%
Kelly Tacke (4)	53,731	*
W.D. Rosenberg, Jr.	213,624	*
William R. Thomas (2) (5)	244,945	1.07%
Frederick R. Meyer (6)	105,116	*
John H. Wilson (2)	1,250	*
Jerry D. Mallonee	6,000	*
A. Gary Shilling (7)	51,832	*
All directors and executive officers as a group (10 persons) (2)(3)(4)(5)(6)(7)	5,433,243	23.79%

*	Beneficial ownership of less than 1% of the class is omitted.

(1)	The information contained in this table with respect to common stock ownership reflects “beneficial ownership” as defined in Rule 13d-3 under the Securities Exchange Act of 1934.

(2)	Mr. Thomas is President and Chairman of the Board of Capital Southwest Corporation and Capital Southwest Venture Corporation, both of which are our principal shareholders. Mr. Wilson is a member of the board of directors of Capital Southwest Corporation and Capital Southwest Venture Corporation. Mr. Thomas and Mr. Wilson may be deemed to share voting and investment power with respect to the shares of common stock beneficially owned by Capital Southwest Corporation and Capital Southwest Venture Corporation. Mr. Thomas and Mr. Wilson each have disclaimed beneficial ownership of such shares.

(3)	Includes an aggregate of 122,270 shares owned by Mr. Keener’s spouse and three daughters, over which shares he exercises voting and investment power.

(4)	Includes 1,359 restricted shares received under the Fiscal Year 2002 Long Term Incentive Plan, which are restricted until April 1, 2005. These restricted shares may be currently voted by Ms. Tacke.

(5)	Mr. Thomas has sole voting and investment power with respect to 113,282 shares personally held by Mr. Thomas. Mr. Thomas also has sole voting and investment power with respect to 80,674 shares held by a family partnership. Mr. Thomas is a trustee of certain trusts pursuant to employee stock ownership plans for employees of Capital Southwest Corporation and its wholly-owned portfolio companies owning 50,989 shares, with the power as one of two trustees to participate in the voting of such shares. Under the rules and regulations of the SEC, Mr. Thomas is deemed to be the beneficial owner of such 50,989 shares which are included in the shares owned by Mr. Thomas.

(6)	Includes 48,829 shares owned by a family partnership over which Mr. Meyer exercises voting and investment power.

(7)	Dr. Shilling is one of five members of an investment committee to participate in the voting and investment decisions relating to 26,038 shares owned by clients of A. Gary Shilling & Co., Inc. Under the rules and regulations of the SEC, Dr. Shilling is deemed to be the beneficial owner of 26,038 shares which are included in the shares owned by Dr. Shilling.

Section 16(a) Beneficial Ownership Reporting Compliance

     Section 16(a) of the Securities Exchange Act of 1934 requires our directors and executive officers, and persons who own more than 10% of our common stock, to file reports of holdings and transactions in our securities with the SEC and to furnish us with copies of all such reports. Based solely upon a review of the reports furnished to us with respect to the fiscal year ended March 26, 2004, other than our Chief Executive Officer who filed a Form 4 seven days late and our Chief Financial Officer who filed a Form 4 one day late, we believe that all SEC filing requirements applicable to our directors and executive officers were timely.

EXECUTIVE OFFICERS

     Our executive officers serve at the discretion of the board of directors and are appointed annually by the board of directors. Set forth below are the names, ages and positions of our executive officers.

Name	Age	Position
Lee Posey	69	Chairman of the Board and Director
Larry H. Keener	54	President, Chief Executive Officer and Director
Kelly Tacke	46	Chief Financial Officer, Vice President-Finance and Secretary

     Information concerning the business experience of Messrs. Posey and Keener is provided in “Proposal One: Election of Directors.” Set forth below is a description of the background of Ms. Tacke. There is no family relationship between any of our directors or executive officers.

     Kelly Tacke has served as Vice President-Finance and Chief Financial Officer since October 1993, and as Secretary since March 1997. From August 1979 through September 1993, Ms. Tacke was employed by PriceWaterhouseCoopers LLP where she most recently served as a Senior Audit Manager.

Compensation of Executive Officers

     The following table summarizes the compensation paid by us for the fiscal years ended March 26, 2004, March 28, 2003 and March 29, 2002 to the Chief Executive Officer and the executive officers who received a total annual salary and bonus in excess of $100,000 in fiscal year ended March 26, 2004.

Summary Compensation Table

				Long Term	All Other
		Annual Compensation (1)		Compensation	Compensation
Name and	Fiscal			Restricted
Principal Position	Year	Salary	Bonus	Stock Awards
Lee Posey	2004	$400,000	$0	—	$8,518	(2)
Chairman of the	2003	400,000	0	—	8,269	(2)
Board	2002	400,000	0	—	6,624	(2)

Larry H. Keener	2004	200,000	200,000	—	12,000	(3)
President and Chief	2003	200,000	200,000	—	11,500	(3)
Executive Officer	2002	200,000	496,831	—	11,100	(3)

Kelly Tacke	2004	120,000	151,221	—	—
Chief Financial	2003	120,000	158,224	—	5,500	(5)
Officer, Vice	2002	100,000	215,486	$27,888 (4)	5,100	(5)
President-Finance and Secretary

(1)	The named executive officers did not receive any annual compensation not properly categorized as salary or bonus, except for certain perquisites and other personal benefits which are not shown because the aggregate incremental costs of these benefits to us for each officer did not exceed the lesser of either $50,000 or 10% of the total of annual salary and bonus reported for each such officer.

(2)	Includes $6,000, $5,500 and $5,100 contributed in fiscal year 2004, 2003 and 2002, respectively, by us pursuant to the employee savings plan and $2,518, $2,769 and $1,524 in fiscal year 2004, 2003 and 2002, respectively, paid by us as a car allowance.

(3)	Includes $6,000, $5,550 and $5,100 contributed in fiscal year 2004, 2003 and 2002, respectively, by us pursuant to the employee savings plan and $6,000 paid in fiscal year 2004, 2003 and 2002 by us as a car allowance.

(4)	Represents an aggregate of 1,359 restricted shares of common stock as of March 26, 2004.

(5)	Represents contributions by us pursuant to the employee savings plan.

Compensation Arrangements

     Pursuant to the compensation agreement we entered into with Lee Posey, our Chairman of the Board, if Mr. Posey provides a minimum of 100 days of service per year, he will receive $400,000 per year for his services. If he provides a minimum of 75 days of service, but less than 100 days of service, per year, he will receive $300,000 per year for his services. In fiscal 2004, Mr. Posey worked more than 100 days for the Company, and, accordingly, he received a salary of $400,000. If the agreement terminates for any reason prior to March 27, 2007, Mr. Posey or his estate, as applicable, is entitled to receive a payment equal to the lesser of (1) $1,000,000 or (2) $16,667 multiplied by the remainder of 96 minus the number of months Mr. Posey provided services as an employee under the agreement.

     Section 162(m) of the Internal Revenue Code of 1986, as amended, enacted in 1993, precludes a public corporation from taking a deduction in 1994 or subsequent years for compensation in excess of $1 million paid to its chief executive officer or any of its four other highest-paid officers unless such compensation is performance-based compensation as defined in Section 162(m) of the Code. Our corporate bonus plan is a performance-based plan.

Indemnification Agreements

     We have entered into indemnification agreements with certain of our officers and each of our directors, requiring us to indemnify such persons against judgments, claims, damages, losses and expenses incurred as a result of the fact that such officer or director, in his or her capacity as such, is made or threatened to be made a party to any suit or proceeding, to the maximum extent permitted by Florida law. The indemnification agreements provide for the advancement of expenses to such officers and directors in connection with any such suit or proceeding.

PERFORMANCE GRAPH

     The following graph shows a comparison of cumulative total returns for us, the Standard & Poor’s MidCap 400 Composite Stock Index and our peer group, assuming the investment of $100 on March 27, 1999, and the reinvestment of dividends. The companies in our peer group are as follows: Cavalier Homes, Inc., Champion Enterprises, Inc., Fleetwood Enterprises, Inc., Liberty Homes, Inc., Oakwood Homes Corporation and Skyline Corporation.

	Cumulative Total Return
	1999	2000	2001	2002	2003	2004
PALM HARBOR HOMES, INC.	100	71	70	96	65	97
S & P MIDCAP400	100	138	128	153	117	174
PEER GROUP	100	45	36	50	22	65

     The foregoing price performance comparisons shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act or Securities Exchange Act, except to the extent that we specifically incorporate this graph by reference, and shall not otherwise be deemed filed under those Acts.

     There can be no assurance that our share performance will continue into the future with the same or similar trends depicted in the graph above. We will not make or endorse any predictions as to future share performance.

PROPOSAL TWO: RATIFICATION OF INDEPENDENT AUDITORS

     The shareholders are urged to ratify the appointment by our audit committee of Ernst & Young LLP as independent auditors for the fiscal year ending March 25, 2005. Ernst & Young LLP has served as our independent auditors since our inception and is familiar with our affairs and financial procedures. Representatives from Ernst & Young LLP are expected to be present at the meeting and will have the opportunity to respond to appropriate questions.

     Aggregate Ernst & Young LLP fees for the fiscal year ended March 28, 2003 and March 26, 2004 were:

	Fiscal 2004	Fiscal 2003
Audit Fees	$404,000	$331,500
Audit Related Fees (1)	27,500	79,647
Tax Fees (2)	52,726	20,068
All Other Fees	0	0

Total Fees	$484,226	$431,215

(1)	Employee benefit plans, due diligence and accounting consultations.

(2)	Consultations on various tax matters.

     The audit committee has considered whether the provision of these services by Ernst & Young LLP is compatible with maintaining the principal accountant’s independence and has determined that such services have not adversely affected Ernst & Young LLP’s independence.

     In accordance with its charter, the audit committee approves in advance all audit and non-audit services to be provided by Ernst & Young LLP. [In other cases, the chairman of the audit committee has the delegated authority from the committee to pre-approve certain additional services, and such pre-approvals are communicated to the full committee at its next meeting. During fiscal year 2004, all non-audit services were pre-approved by the audit committee in accordance with this policy.]

     The Board of Directors unanimously recommends that you vote FOR this proposal.

OTHER MATTERS

     As of the mailing date of this proxy statement, the board of directors knows of no other matters to be presented at the meeting. Should any of the matters requiring a vote of the shareholders arise at the meeting, the persons named in the proxy will vote the proxies in accordance with their best judgment.

     A representative of Ernst & Young is expected to be present at the annual meeting and will have an opportunity to make a statement, if he desires to do so, and to respond to appropriate questions from shareholders.

SHAREHOLDER PROPOSALS

     Any shareholder who intends to present a proposal at the annual meeting in the year 2005, and who wishes to have the proposal included in our proxy statement and proxy for that meeting, must deliver the proposal to our corporate Secretary, Kelly Tacke, at 15303 Dallas Parkway, Suite 800, Addison, Texas 75001 by February 19, 2005. All proposals must meet the requirements set forth in the rules and regulations of the SEC in order to be eligible for inclusion in the proxy statement for that meeting.

     Any shareholder who intends to bring business before the annual meeting in the year 2005 in a form other than a shareholder proposal in accordance with the preceding paragraph must give written notice to our corporate secretary at the address set forth in the preceding paragraph on or before May 4, 2005.

ANNUAL REPORT

     We have provided without charge a copy of the annual report to shareholders for fiscal year ended March 26, 2004 to each person being solicited by this proxy statement. Upon the written request by any person being solicited by this proxy statement, we will provide without charge a copy of the Annual Report on Form 10-K as filed with the SEC (excluding exhibits, for which a reasonable charge shall be imposed). All requests should be directed to: Kelly Tacke, Chief Financial Officer, Vice-President Finance and Secretary, at Palm Harbor Homes, Inc., 15303 Dallas Parkway, Suite 800, Addison, Texas 75001. This information is also available via the Internet at our web site (www.palmharbor.com) and the EDGAR version of such report (with exhibits) is available at the SEC’s web site (www.sec.gov).

Appendix A

Palm Harbor Homes, Inc.

Audit Committee Charter

Purpose

The Audit Committee (the “Audit Committee” or the “Committee”) shall assist the Board of Directors (the “Board”) in fulfilling its oversight responsibilities to shareholders, the investment community and others for monitoring (1) the quality and integrity of the financial statements of the Company; (2) the independence, qualification and performance of the Company’s independent auditors; (3) the Company’s accounting and financial reporting processes; and (4) audits of the Company’s financial statements. The Audit Committee shall have the authority to retain special legal, accounting or other consultants to advise the Audit Committee. The Audit Committee may request any officer or employee of the Company or the Company’s outside counsel or independent auditors to attend a meeting of the Audit Committee or to meet with any members of, or consultants to, the Audit Committee.

Organization

     This charter governs the operations of the Audit Committee. The Audit Committee shall review and reassess the adequacy of this charter annually and recommend any proposed changes to the charter to the Board for approval. The Board will appoint Committee members annually. The Board may remove Committee members at any time with or without cause, by a majority vote. The Board will fill any vacancy on the Committee. The Audit Committee shall be comprised of at least three outside directors, each of whom is independent as determined in accordance with the requirements of the Sarbanes-Oxley Act of 2002 (“Sarbanes”), NASDAQ, the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Securities and Exchange Commission (“SEC”). Members of the Audit Committee may not receive any compensation from the Company other than directors’ fees. All members of the Audit Committee must be financially literate, and at least one member must be an “audit committee financial expert” pursuant to Sarbanes and any SEC rules promulgated relating thereto. No committee member may serve on the audit committee of more than two other public companies without Board approval. The Audit Committee shall maintain minutes of its meetings and report to the Board.

Responsibilities and Processes

While the Audit Committee has the responsibilities and powers set forth in this charter, it is not the duty of the Audit Committee to plan or conduct audits or to determine that the Company’s financial statements are complete and accurate and are in accordance with generally accepted accounting principles. Management is responsible for preparing the Company’s financial statements and the Company’s independent auditors are responsible for auditing the annual financial statements and for reviewing the unaudited interim financial statements. It is also not the duty of the Audit Committee to conduct investigations to assure compliance with laws and regulations and the Company’s Code of Conduct and Ethics.

The Audit Committee, in carrying out its responsibilities, believes this charter should be reviewed periodically, in order to best react to changing conditions and circumstances. The Audit Committee should take appropriate actions to ensure a management environment for quality financial reporting, sound business risk practices, and ethical behavior. The following shall be the principal duties and responsibilities of the Audit Committee. These are set forth as a guide with the understanding that the Audit Committee may supplement them as appropriate.

In carrying out its responsibilities, the Audit Committee shall:

1. Retain, subject to shareholder ratification, the independent auditors of the Company to conduct the examination of the books and records of the Company and its affiliates, and terminate any such engagement if circumstances warrant. The independent auditors are ultimately accountable to, and shall report directly to, the Audit Committee. The Audit Committee shall provide oversight of the work of the independent auditors, including resolution of disagreements between management and the independent auditors regarding financial reporting.

2. Pre-approve all audit services and, to the extent permitted by law, all non-audit services provided by the independent auditors, as well as the fees and terms for providing such services. The Audit Committee may delegate pre-approval authority to a member of the Audit Committee. The decisions of any Audit Committee member to whom pre-approval authority is delegated must be presented to the full Audit Committee at its next scheduled meeting. However, pre-approval of non-audit services is not required if (i) the aggregate amount of non-audit services is less than 5% of the total amount paid by the Company to the auditor during the fiscal year in which the non-audit services are provided; (ii) such services were not recognized by the Company as non-audit services at the time of the engagement; and (iii) such services are promptly brought to the attention of the Committee and, prior to completion of the audit, are approved by the Committee or by one or more Committee members who have been delegated authority to grant approvals.

3. At least annually, obtain and review a report by the independent auditors describing: (i) the firm’s internal quality-control procedures; (ii) any material issues raised by the most recent internal quality-control review, or peer review, of the firm, or by any inquiry or investigation by governmental or professional authorities, within the preceding five years, respecting any independent audits carried out by the firm and any steps taken to deal with any such items; and (iii) all relationships between the independent auditor and the Company.

4. Evaluate the performance of the Company’s independent auditors and lead audit partner, and report its conclusions to the full Board.

5. Meet with the Company’s independent auditors and management to review the scope of the proposed annual audit (and related quarterly reviews), the key audit procedures to be followed and, at the conclusion of the audit, review the principal audit findings including any comments or recommendations of the Company’s independent auditors.

6. Obtain assurance from the Company’s independent auditors that it has complied with its obligation to report fraud that has come to their attention in connection with its audit of the financial statements of the Company.

7. Discuss the Company’s annual audited financial statements and unaudited quarterly financial statements with management and the independent auditors, including management’s discussion and analysis of financial condition and results of operations. Discuss other matters with the Company’s independent auditors as required by the SEC and, if the financial statements are acceptable, recommend that the audited financial statements be included in the Company’s Form 10-K.

8. While the fundamental responsibility for the Company’s financial statements and disclosures rests with management and the independent auditors, the Committee will review: (i) major issues regarding accounting principles and financial statement presentations, including any significant changes in the Company’s selection or application of accounting principles, and major issues as to the adequacy of the Company’s internal controls and any special audit steps adopted in light of material control deficiencies; (ii) analyses prepared by management or the independent auditors setting forth significant financial reporting issues and judgments made in connection with the preparation of the financial statements, including analyses of the effects of alternative GAAP methods on the financial statements and the treatment preferred by the independent auditors; (iii) the effect of regulatory and accounting initiatives, as well as off-balance sheet structures, on the financial statements of the Company; and (iv) earnings press releases (paying particular attention to any use of pro-forma information and non-GAAP information).

Appendix B

PALM HARBOR HOMES, INC.
NOMINATING COMMITTEE CHARTER

PURPOSE

     The purpose of the Nominating Committee (the “Committee”) of the Board of Directors (the “Board”) of Palm Harbor Homes, Inc. (the “Company”) is to ensure that the Board is properly constituted. To carry out this purpose, the Committee shall: (1) review and recommend to the Board the slate of director nominees for election by the shareholders to the Company’s Board; (2) recommend to the Board candidates to fill vacancies occurring between the Company’s annual shareholder meetings; and (3) recommend to the Board the directors who shall serve on each committee of the Board.

MEMBERSHIP AND ORGANIZATION

     The Committee shall consist of no fewer than two (2) members.

     Each member of the Committee shall be “independent” as defined by the rules of the Nasdaq Stock Market and shall not be an “interested director” as defined by the Investment Company Act of 1940, as amended.

     The members of the Committee shall be appointed and replaced by the Board, and the Committee Chairman shall be selected by the Board.

RESPONSIBILITIES AND AUTHORITY

     Evaluate the current composition of the Board and its committees; determine future requirements.

     Make recommendations to the Board concerning the appointment of directors to committees of the Board, and recommend the selection of chairmen of committees of the Board.

     Determine the desired qualifications, expertise and characteristics for potential directors and conduct searches for director candidates that have corresponding attributes.

     Evaluate and recommend to the Board nominees for election by the Company’s shareholders to the Board, and consider and evaluate shareholder nominees for election to the Board.

     Make verbal reports to the Board after each meeting of the Committee.

     Review and re-examine this Charter periodically and make recommendations to the Board with respect to any proposed changes.

     Review annually its own performance against the responsibilities outlined in this Charter and as otherwise established by the Board.

     Obtain advice, reports or opinions from internal or external counsel, search firms and other expert advisors, as needed.

B - 1

MEETINGS AND MINUTES

     Members of the Committee shall meet at least once annually and also meet, as required, in response to the needs of the Board and as necessary to fulfill their responsibilities.

     The Committee will maintain written minutes of its meetings, which minutes will be maintained with the books and records of the Company.

B - 2

ANNUAL MEETING OF SHAREHOLDERS OF

PALM HARBOR HOMES, INC.

Proof #1

July 28, 2004

Please date, sign and mail
your proxy card in the
envelope provided as soon
as possible.

êPlease detach and mail in the envelope provided.ê

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE ELECTION OF DIRECTORS AND "FOR" PROPOSAL 2.
PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

1.	Election of Directors:

NOMINEES:
☐	FOR ALL NOMINEES	¦ ¦ ¦	Larry H. Keener Jerry D. Mallonee Frederick R. Meyer
☐	WITHHOLD AUTHORITY FOR ALL NOMINEES	¦ ¦ ¦	Lee Posey Walter D. Rosenberg, Jr. A. Gary Shilling
☐	FOR ALL EXCEPT (See instructions below)	¦ ¦	William R. Thomas John H. Wilson

INSTRUCTION:	To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: ●

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.
☐

		FOR	AGAINST	ABSTAIN
2.	RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP AS THE INDEPENDENT AUDITORS FOR THE FISCAL YEAR ENDING MARCH 25, 2005.	☐	☐	☐

3.	In their discretion, the Proxies are authorized to vote upon such other matters as may properly come before the meeting or any adjournments thereof.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS AND WILL BE VOTED IN ACCORDANCE WITH THE SPECIFICATIONS MADE ABOVE. IF A CHOICE IS NOT INDICATED WITH RESPECT TO ITEMS (1) AND (2) ABOVE, THIS PROXY WILL BE VOTED "FOR" SUCH PROPOSALS. THIS PROXY IS REVOCABLE AT ANY TIME BEFORE IT IS EXERCISED.

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY PROMPTLY IN THE ENCLOSED ENVELOPE.

Signature of Shareholder	Date:	Signature of Shareholder	Date:

Note:	Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

Proof #2

PALM HARBOR HOMES, INC.

     The undersigned shareholder of Palm Harbor Homes, Inc. does hereby nominate, constitute and appoint Kelly Tacke and Colleen Rogers, or either one of them, as Proxies, each with full power to appoint her substitute, to represent and vote all of the shares of Common Stock of Palm Harbor Homes, Inc. held of record by the undersigned at the Annual Meeting of shareholders to be held at 10:00 a.m. Dallas time on July 28, 2004 at the Company Headquarters, 15303 Dallas Parkway, Suite 800, Addison, Texas, 75001, and at any adjournments thereof, as follows:

(Continued and to be signed on the reverse side)

ANNUAL MEETING OF SHAREHOLDERS OF

PALM HARBOR HOMES, INC.

Proof #2

July 28, 2004

PROXY VOTING INSTRUCTIONS

MAIL — Date, sign and mail your proxy card in the envelope provided as soon as possible.

- OR -

TELEPHONE — Call toll-free 1-800-PROXIES
(1-800-776-9437) from any touch-tone telephone and follow the instructions. Have your control number and proxy card available when you call.

- OR -

INTERNET — Access “www.voteproxy.com” and follow the on-screen instructions. Have your proxy card available when you access the web page.

COMPANY NUMBER

ACCOUNT NUMBER

êPlease detach and mail in the envelope provided IF you are not voting via telephone or the Internet.ê

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE ELECTION OF DIRECTORS AND "FOR" PROPOSAL 2.
PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

1.	Election of Directors:

NOMINEES:
☐	FOR ALL NOMINEES	¦ ¦ ¦	Larry H. Keener Jerry D. Mallonee Frederick R. Meyer
☐	WITHHOLD AUTHORITY FOR ALL NOMINEES	¦ ¦ ¦	Lee Posey Walter D. Rosenberg, Jr. A. Gary Shilling
☐	FOR ALL EXCEPT (See instructions below)	¦ ¦	William R. Thomas John H. Wilson

INSTRUCTION:	To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: ●

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.
☐

		FOR	AGAINST	ABSTAIN
2.	RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP AS THE INDEPENDENT AUDITORS FOR THE FISCAL YEAR ENDING MARCH 25, 2005.	☐	☐	☐

3.	In their discretion, the Proxies are authorized to vote upon such other matters as may properly come before the meeting or any adjournments thereof.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS AND WILL BE VOTED IN ACCORDANCE WITH THE SPECIFICATIONS MADE ABOVE. IF A CHOICE IS NOT INDICATED WITH RESPECT TO ITEMS (1) AND (2) ABOVE, THIS PROXY WILL BE VOTED "FOR" SUCH PROPOSALS. THIS PROXY IS REVOCABLE AT ANY TIME BEFORE IT IS EXERCISED.

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY PROMPTLY IN THE ENCLOSED ENVELOPE.

Signature of Shareholder	Date:	Signature of Shareholder	Date:

Note:	Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.